Exhibit 11

GOLDSTEIN & LOGGIA CPA’S, LLC

707 TENNENT ROAD

MANALAPAN, NJ 07726

(732) 617-7004

CONSENT

Goldstein & Loggia CPA’s LLC consents to the inclusion of our Auditor’s Report, dated April 7, 2023 with respect to the consolidated financial statements of Ryse Inc. for the years ended December 31, 2022 and 2021 in the offering statement on Form 1-A of Ryse Inc., as filed with the United States Securities Exchange Commission.

/s/ Goldstein & Loggia CPA’s LLC

GOLDSTEIN & LOGGIA CPA’S LLC

July 24, 2023